                                                                    EXHIBIT 99.1




               FISHER SCIENTIFIC INTERNATIONAL INC.
               SAVINGS AND PROFIT SHARING PLAN


               Financial Statements for the
               Years Ended December 31, 1995 and 1994
               Together With Auditors' Report


               EIN: 02-0451017
               Plan No: 048

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN



                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Report of Independent Public Accountants . . . . . . . . . . . . . . . . .     1

Statements of Net Assets Available
   for Benefits for the Years Ended December 31, 1995 and 1994 . . . . . .     2

Statements of Changes in Net Assets Available
   for Benefits for the Years Ended December 31, 1995 and 1994 . . . . . .     3

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . .  4-12

Supplemental Schedules for the Year Ended December 31, 1995:

   ITEM 27a - Schedule of Assets Held for Investment Purposes. . . . . . . 13-22

   ITEM 27a - Schedule of Assets Held for Investment Purposes
              Which Were Both Acquired and Disposed of
              Within the Plan Year . . . . . . . . . . . . . . . . . . . .    23

   ITEM 27d - Schedule of Reportable Transactions. . . . . . . . . . . . .    24













All schedules required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, other than those listed above, are omitted because of the absence of conditions under which they are required.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrative Committee of the
  Fisher Scientific International Inc. Savings and Profit Sharing Plan:

We were engaged to audit the financial statements and supplemental schedules of the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan") as of December 31, 1995, and for the year then ended, as listed in the accompanying table of contents. These financial statements and schedules are the responsibility of the Company's management. The financial statements of the Plan as of December 31, 1994, and for the year then ended, were reported upon by other auditors whose report dated July 7, 1995, included a disclaimer opinion because the plan administrator, as permitted by the Department of Labor Rules and Regulations, instructed them not to audit the information certified by the trustee.

As permitted by 29 CFR 2520.103-8 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 6, which was certified by Mellon Bank, N.A., the trustee of the Plan, except for comparing such information with the related information included in the 1995 financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the trustee as of and for the year ended December 31, 1995, that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.







New York, New York
April 29, 1996

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1995 and 1994



                                                     1995             1994
                                                ---------------  ---------------
Assets at Fair Value:

 Investment in Collective Funds                   $ 63,368,858     $ 51,533,190
 Investment in Registered Investment Companies       1,565,434        1,308,888
 Other Investments                                  20,993,345       15,542,984

Other Assets:

 Contributions Receivable:
  Company                                              633,969          128,196
  Participants                                         242,959          146,130

 Income Receivable                                     435,676          110,413
                                                  ------------     ------------

Total Assets                                        87,240,241       68,769,801

Liabilities                                           (413,118)         (63,922)
                                                  ------------     ------------

Net Assets Available for Benefits                 $ 86,827,123     $ 68,705,879
                                                  ------------     ------------
                                                  ------------     ------------


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

           Statements of Changes in Net Assets Available for Benefits

                     Years Ended December 31, 1995 and 1994



                                                                        1995                1994
                                                                  ----------------    ----------------
CONTRIBUTIONS:
 Company                                                             $ 2,921,401         $ 2,041,820
 Participants                                                          5,871,732           5,486,174
                                                                     -----------         -----------
                      Total contributions                              8,793,133           7,527,994
                                                                     -----------         -----------
INVESTMENT INCOME (LOSS):
 Dividends and interest                                                  623,048             477,921
 Net appreciation (depreciation) in fair value of investments:
  Common stock/corporate obligations                                   2,762,141          (1,297,549)
  Investment in registered investment company                            256,546              58,619
  Investment in collective funds                                       9,169,023            (868,154)
                                                                     -----------         -----------
                      Net investment income (loss)                    12,810,758          (1,629,163)
                                                                     -----------         -----------
PAYMENTS TO PARTICIPANTS                                              (5,715,895)         (5,430,569)

ASSETS TRANSFERRED FROM OTHER PLANS                                    2,586,655           11,117,437

ADMINISTRATIVE EXPENSES                                                 (353,407)           (259,398)
                                                                     -----------         -----------
INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                         18,121,244          11,326,301

NET ASSETS AVAILABLE FOR BENEFITS, BEGINNING OF
 YEAR                                                                 68,705,879          57,379,578
                                                                     -----------         -----------
NET ASSETS AVAILABLE FOR BENEFITS, END OF YEAR                       $86,827,123         $68,705,879
                                                                     -----------         -----------
                                                                     -----------         -----------




        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                          Notes to Financial Statements

                     Years Ended December 31, 1995 and 1994



1.   DESCRIPTION OF PLAN

     The following description of the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

     a. GENERAL--The Plan is a defined contribution plan designed to comply with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is intended to assist employees in a long-range program of savings, to aid in meeting financial emergencies which may arise and to be used as a means of adding to their retirement income. The Plan is sponsored by Fisher Scientific International Inc. ("Fisher" or the "Company"). The Administrative Committee and the plan administrator control and manage the operation and administration of the Plan. Mellon Bank, N.A. ("Mellon" or "trustee") serves as the trustee of the Plan.

     b. CONTRIBUTIONS--Each year, participants may contribute before-tax or after-tax earnings from 1% to 15% of eligible pay, as defined in the Plan. Participants may make a contribution which qualifies as a rollover from another qualified plan, provided the amount is not less than $500. The Company will match 25% of each participant's basic contribution, up to the specified maximum limit. During 1995 and 1994, the Company also made a supplemental 25% contribution to participants. Company contributions made on behalf of each participant will be limited, if necessary, to comply with limits set by the Internal Revenue Service ("IRS").

     c. PARTICIPANT ACCOUNTS--Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) Company contributions, (b) Plan earnings, and (c) administrative expenses. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts of $57,608 and $51,462 were used to reduce Company contributions in 1995 and 1994, respectively.

     d. VESTING--Participants are immediately vested in their contributions plus actual earnings thereon. Participants vest in Company contributions and actual earnings thereon at a rate of 20% for each year of service completed. A participant will become fully vested if termination occurs as a result of death, retirement or disability.

     e. INVESTMENT OPTIONS-Upon enrollment in the Plan, a participant may direct his or her contributions in 10% increments in funds A, B or C, as defined below. Participants may direct Company contributions in funds A, B, C or D, as defined below. Participants may change or transfer their investment options no more than four times per Plan year.

     e.   INVESTMENT OPTIONS (CONTINUED)

          Interest Income Fund ("Fund A")-Funds are invested and reinvested principally in one or more fixed income investments.

          Equity Indexed Fund ("Fund B")-Funds are invested and reinvested principally in a passively managed, diversified fund of capital, common or other form of equity stock with the objective of simulating the performance of Standard & Poor's Index of 500 stocks.

          Balanced Fund ("Fund C")-Funds are invested and reinvested principally in capital, common or other form of equity stock, or securities convertible into stock, of corporations, and in one or more fixed income investments. However, no contributions allocated to this fund can be invested in any stock or securities convertible into stock, of Fisher or any of its predecessors, subsidiaries or affiliates.

          Fisher Stock Fund ("Fund D")-Company contributions only may be invested in Fisher stock. These funds are invested and reinvested principally in the capital stock of Fisher or any successor.

     f. LOANS TO PARTICIPANTS-Participants may borrow from their accounts a minimum of $1,000 up to the lesser of $50,000 or 50% of their vested account balance not to exceed the value of their before-tax contributions, as defined. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from one to five years. The loans are secured by the balance in the participant's before-tax account and bear interest at a rate commensurate with the return provided by the interest rates charged by commercial lending institutions for loans made under similar circumstances. Interest rates ranged from 6 to 9.75 percent in 1995. Principal and interest is paid ratably through monthly payroll deductions.

     g. PAYMENT OF BENEFITS-On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or quarterly or annual installments over a period not exceeding ten years. Amounts distributed from the Stock Fund are distributed at the participant's election in Fisher stock or cash. Amounts payable to such participants at December 31, 1995 and 1994, were $679,255 and $912,693, respectively, and in accordance with Department of Labor Rules and Regulations, are not reflected as a liability in the accompanying statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. BASIS OF ACCOUNTING-The Plan's financial statements are prepared on the accrual basis of accounting.

     b. INVESTMENT IN COLLECTIVE FUNDS--Included in the Plan's net assets is its interest in the assets, income, expenses, gains and losses of the American Express Trust Managed Stable Capital Income Fund (the "American Express Fund") and the Mellon Employee Benefit Daily Opening Stock Index Fund (the "EB Fund"), as periodically computed based upon the relationship of the Plan's assets to net assets of these funds.

     b.   INVESTMENT IN COLLECTIVE FUNDS (CONTINUED)

          As of December 31, 1995, the total current value of the net assets in the American Express Fund was $100,401,813. The EB Fund had net assets of $1,056,082,080 as of December 31, 1995. The Plan's share at the end of 1995 in the American Express Fund and the EB Fund was $40,086,737 and $23,282,121, respectively.

     c. INVESTMENT IN REGISTERED INVESTMENT COMPANIES--Included in the Plan's net assets is its interest in the assets, income, expenses, gains and losses of the Eclipse Financial Asset Trust Equity Fund (the "Eclipse Fund"), as periodically computed based upon the relationship of the Plan's assets to net assets of this fund. The Eclipse Fund had net assets at December 31, 1995 of $174,705,179, of which the Plan's share was $1,565,434.

     d. OTHER INVESTMENTS-Investment securities are stated at fair value based upon the closing sales prices reported on recognized securities exchanges on the last business day of the year and for investments traded on the over-the-counter market, at the last reported bid prices. Participant loans receivable are valued at cost which approximates market.

     e.   PLAN EXPENSES-The Plan's expenses are incurred directly by the Plan.

     f. ASSETS TRANSFERRED FROM OTHER PLANS-The Plan reflects net transfers of assets due to changes in employee status, such as transfers, as assets transferred from other plans in the statements of changes in net assets available for benefits.

     g.   PAYMENT OF BENEFITS-Benefits are recorded when paid.

     h. RECLASSIFICATION-Certain 1994 amounts have been reclassified to conform with 1995 presentation.

3.   RELATED-PARTY TRANSACTIONS

     Certain plan investments are shares of mutual funds managed by Mellon. Mellon is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest. Total Mellon mutual fund investments held by the Plan as of December 31, 1995 and 1994, were $23,916,805 and $16,021,699, respectively.

4.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested. In such event, the assets of the Plan would be distributed to participants in accordance with plan provisions.

5.   TAX STATUS

     The Plan obtained its latest determination letter dated December 13, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has not been amended since receiving this determination letter and therefore the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.   INFORMATION CERTIFIED BY TRUSTEE

     No auditing procedures were performed by the independent public accountants as permitted by 29 CFR 2520.103-8 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA") with respect to investments and investment income/loss which was certified as complete and accurate by the Trustee.

7.   PLAN CHANGES

     Effective April 1, 1994, the Hamilton Scientific Inc. Profit Sharing Plan was merged into the Plan and net assets available for benefits of approximately $6,500,000 were transferred to the Plan. Effective
     October 1, 1994, certain assets and liabilities from the Williams and Watts, Inc. Savings and Investment Retirement Plan were transferred into the Plan resulting in an increase in net assets available for benefits of approximately $1,400,000.

     Certain employees are eligible to participate in an additional Retirement Contribution Account. The Company has discretionary power to make annual contributions. The retirement contributions, once approved by the Board of Directors, are participant directed into the Plan's investment options.
     The Board of Directors voted on December 27, 1994, as defined in the Plan, to contribute an amount of 3% of earnings of certain eligible employees during 1994.

8.   RECONCILIATION TO FORM 5500

     The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:


                                                DECEMBER 31,   DECEMBER 31,
                                                    1995           1994
                                              --------------------------------
     Net assets available for benefits
       per the financial statements              $86,827,123    $68,705,879

     Amounts allocated to
       withdrawing participants                     (679,255)      (912,693)
                                                 ------------   ------------
     Net assets available for benefits
       per Form 5500                             $86,147,868    $67,793,186
                                                 ------------   ------------
                                                 ------------   ------------

    The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                              1995
                                                        -----------------
     Benefits paid to participants per the
       financial statements                               $ 5,715,895

     Add: Amounts allocated to withdrawing
       participants at December 31, 1995                      679,255

     Less: Amounts allocated to withdrawing
       participants at December 31, 1994                     (912,693)
                                                          ------------
     Benefits paid to participants per Form
       5500                                               $ 5,482,457

    Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

9.INVESTMENTS FUNDS DETAIL

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1995:




                                              Fund A         Fund B         Fund C        Fund D       Loan Fund        Total
                                            -----------    -----------    -----------   ----------     ----------     -----------

INVESTMENTS AT FAIR VALUE:
  Collective Funds:
    American Express Trust Managed
       Stable Capital Income Fund         $40,086,737*                                                               $40,086,737
  Mellon Employee Benefit Daily
    Opening Stock Index Fund
Registered Investment Companies:                         $23,282,121*                                                 23,282,121
  Eclipse Financial Asset Trust
   Equity Fund                                                            $1,565,434                                   1,565,434

Other Investments:
  Other common stock/corporate
    obligations                                                          14,716,821*   $3,750,816                     18,467,637
  Cash and cash equivalents                    384,521            201        256,705                                     641,427
  Loans to participants                                                                               $1,884,281       1,884,281
                                            -----------    -----------    -----------   ----------     ----------     -----------

  Total investments                         40,471,258     23,282,322     16,538,960    3,750,816      1,884,281      85,927,637

RECEIVABLES                                    784,837        136,615        248,043      143,109                      1,312,604

LIABILITIES                                   (205,682)                     (169,325)     (38,111)                      (413,118)
                                            -----------    -----------    -----------   ----------     ----------     -----------

NET ASSETS AVAILABLE FOR BENEFITS          $41,050,413    $23,418,937    $16,617,678   $3,855,814     $1,884,281     $86,827,123
                                            -----------    -----------    -----------   ----------     ----------     -----------
                                            -----------    -----------    -----------   ----------     ----------     -----------


* Represents plan investments which exceeded 5% of net assets available for benefits as of audit date.

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1994:



                                              Fund A         Fund B         Fund C        Fund D       Loan Fund        Total
                                            -----------    -----------    -----------   ----------     ----------     -----------



INVESTMENTS AT FAIR VALUE:
  Collective Funds:
    American Express Trust Managed
       Stable Capital Income Fund         $36,831,456*                                                               $36,831,456
  Mellon Employee Benefit Daily
    Opening Stock Index Fund
 Registered Investment Companies:                                        $14,701,734*                                 14,701,734
  Eclipse Financial Asset Trust
   Equity Fund                                                            $1,308,888                                   1,308,888

Other Investments:
  Other common stock/corporate
    obligations                                                         10,129,724*    $2,307,022                     12,436,746
  Cash and cash equivalents                    101,108             96      1,142,750       76,761                      1,320,715
  Loans to participants                                                                               $1,785,523       1,785,523
                                            -----------    -----------   -----------   ----------     ----------     -----------

  Total investments                         36,932,564     14,701,830     12,581,362    2,383,783      1,785,523      68,385,062

RECEIVABLES                                    134,954         62,321        176,065       11,399                        384,739

LIABILITIES                                                                               (63,922)                       (63,922)
                                            -----------    -----------    -----------   ----------     ----------     -----------

NET ASSETS AVAILABLE FOR
BENEFITS                                   $37,067,518    $14,764,151    $12,757,427   $2,331,260     $1,785,523     $68,705,879
                                            -----------    -----------    -----------   ----------     ----------     -----------
                                            -----------    -----------    -----------   ----------     ----------     -----------



* Represents plan investments which exceeded 5% of net assets available for benefits as of audit date.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1995:



                                              Fund A         Fund B         Fund C        Fund D       Loan Fund        Total
                                            -----------    -----------    -----------   ----------     ----------     -----------

CONTRIBUTIONS:
  Company                                   $1,460,374       $434,051       $421,320     $605,656                     $2,921,401
  Participants                               2,480,879      1,655,142      1,735,711                                   5,871,732
                                            -----------    -----------    -----------   ----------                   -----------

  Total contributions                        3,941,253      2,089,193      2,157,031      605,656                      8,793,133
                                            -----------    -----------    -----------   ----------                   -----------

INVESTMENT INCOME:
  Dividends and interest                         8,578          2,317        601,657       10,496                        623,048
  Net appreciation in fair value of
    investments:
    Common stock/corporate
       obligations                                                         1,917,182      844,959                      2,762,141
  Investment in registered investment
    company                                                                  256,546                                     256,546
  Investment in collective funds             3,321,163      5,847,860                                                  9,169,023
                                            -----------    -----------    -----------   ----------                   -----------

Net investment income                        3,329,741      5,850,177      2,775,385      855,455                     12,810,758
                                            -----------    -----------    -----------   ----------                   -----------

PAYMENTS TO PARTICIPANTS                    (3,553,187)      (854,996)    (1,145,376)    (162,336)                    (5,715,895)
                                            -----------    -----------    -----------   ----------                   -----------

ASSETS TRANSFERRED FROM OTHER
  FUNDS OR PLANS                               437,147      1,630,656        184,516      235,578        $98,758       2,586,655
                                            -----------    -----------    -----------   ----------     ----------     -----------

ADMINISTRATIVE EXPENSES                       (172,059)       (60,244)      (111,305)      (9,799)                      (353,407)
                                            -----------    -----------    -----------   ----------     ----------     -----------

INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS                     3,982,895      8,654,786      3,860,251    1,524,554         98,758      18,121,244

NET ASSETS AVAILABLE FOR
  BENEFITS, BEGINNING OF YEAR               37,067,518     14,764,151     12,757,427    2,331,260      1,785,523      68,705,879
                                            -----------    -----------    -----------   ----------     ----------     -----------

NET ASSETS AVAILABLE FOR
  BENEFITS, END OF YEAR                     41,050,413     23,418,937     16,617,678    3,855,814      1,884,281      86,827,123
                                            -----------    -----------    -----------   ----------     ----------     -----------
                                            -----------    -----------    -----------   ----------     ----------     -----------


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1994:

                                              Fund A         Fund B         Fund C        Fund D       Loan Fund        Total
                                            -----------    -----------    -----------   ----------     ----------     -----------
CONTRIBUTIONS:
  Company                                     $778,874       $346,547       $377,907     $538,492                     $2,041,820
  Participants                               2,359,721      1,558,028      1,568,425                                   5,486,174
                                            -----------    -----------    -----------   ----------                   -----------

  Total contributions                        3,138,595      1,904,575      1,946,332      538,492                      7,527,994
                                            -----------    -----------    -----------   ----------                   -----------

INVESTMENT INCOME (LOSS):
  Dividends and interest                        10,420          2,838        456,466        8,197                        477,921
  Net appreciation (depreciation) in
    fair value of investments:
  Common stock/corporate
    obligations                                                             (404,435)    (893,114)                    (1,297,549)
  Investment in registered investment
    company                                                                   58,619                                      58,619
Investment in collective funds               1,442,414     (2,310,568)                                                  (868,154)
                                            -----------    -----------    -----------   ----------                   -----------

Net investment income (loss)                 1,452,834     (2,307,730)       110,650     (884,917)                    (1,629,163)
                                            -----------    -----------    -----------   ----------                   -----------

PAYMENTS TO PARTICIPANTS                    (4,455,507)      (517,071)      (358,969)     (99,022)                    (5,430,569)
                                            -----------    -----------    -----------   ----------                   -----------

ASSETS TRANSFERRED FROM
  OTHER FUNDS OR PLANS                       2,409,099      4,598,146      3,217,358      716,882       $175,952      11,117,437
                                            -----------    -----------    -----------   ----------     ----------     -----------

ADMINISTRATIVE EXPENSES                       (141,527)       (39,012)       (72,250)      (6,609)                      (259,398)
                                            -----------    -----------    -----------   ----------     ----------     -----------

INCREASE IN NET ASSETS
  AVAILABLE FOR BENEFITS                     2,403,494      3,638,908      4,843,121      264,826        175,952      11,326,301

NET ASSETS AVAILABLE FOR
  BENEFITS, BEGINNING OF YEAR               34,664,024     11,125,243      7,914,306    2,066,434      1,609,571      57,379,578
                                            -----------    -----------    -----------   ----------     ----------     -----------

NET ASSETS AVAILABLE FOR
  BENEFITS, END OF YEAR                     37,067,518     14,764,151     12,757,427    2,331,260      1,785,523      68,705,879
                                            -----------    -----------    -----------   ----------     ----------     -----------
                                            -----------    -----------    -----------   ----------     ----------     -----------


                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------
MONEY MARKET FUND

*Mellon Employee Benefit
Temporary Investment Fund       634,684 shares                       $634,684            $634,684

CORPORATE OBLIGATIONS

AT&T Capital Corp.              $50,000 par value, maturity date
 Medium Term Notes              11/1/96, 7.4%                          50,486              50,728

Allstate Corp. Notes            $100,000 par value, maturity date
                                6/15/98, 5.875%                       100,730             100,219

American Express Credit         $100,000 par value, maturity date
 Corp. Notes                    2/01/99, 7.375%                       101,491             104,597

American General Finance        $200,000 par value, maturity date
 Corp. SR Notes                 4/01/97, 5.8%                         200,400             200,598

American Home Products          $100,000 par value, maturity date
 Corp. Shelf 3                  2/15/00, 7.7%                         101,926             106,999

Ameritech Cap. FDG Corp.        $100,000 par value, maturity date
 GTD Notes FLTG rate            5/12/98, 4.862%                       100,000             100,040

AON Corp. Notes                 $85,000 par value, maturity date
                                10/01/99, 6.875%                       84,305              87,720

Aristar Inc. Senior Notes       $100,000 par value, maturity date
                                2/15/99, 7.875%                        99,539             106,004


                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------

CORPORATE OBLIGATIONS (CONTINUED)

Associates Corp. North
 America Notes                  $100,000 par value, maturity date
                                2/01/98, 6.125%                        97,215             101,000

Associates Corp. North          $100,000 par value, maturity date
 America Notes                  8/01/96, 4.75%                         99,892              99,480

Avco Financial Services, Inc.   $100,000 par value, maturity date
 Notes                          11/15/96, 7.5%                        102,335             101,658

CIT Group Holdings Inc.         $100,000 par value, maturity date
 Notes                          4/15/98, 8.75%                        102,393             106,603

CNA Financial Corp. Senior      $100,000 par value, maturity date
 Notes                          3/1/98, 8.875%                        100,360             106,030

Chubb Corporate Notes           $86,000 par value, maturity date
                                11/15/99, 8.75%                        86,000              91,716

Chrysler Financial Corp.        $200,000 par value, maturity date
 Notes                          8/15/00, 6.625%                       197,876             204,708

Coca-Cola Enterprises Inc.      $100,000 par value, maturity date
 Notes                          11/15/99, 7%                          100,071             104,453

Commercial Credit Group         $100,000 par value, maturity date
 Inc. Notes                     1/15/97, 6.75%                        100,404             101,134

Consolidated Edison Co. NY      $50,000 par value, maturity date
 Inc. Debentures                4/01/98, 6.25%                         52,051              50,536

Dillard Dept. Stores Inc.       $100,000 par value, maturity date
 Shelf 12 Notes                 6/15/99, 7.375%                        98,335             104,490

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------

CORPORATE OBLIGATIONS (CONTINUED)

Dow Capital BV Notes            $50,000 par value, maturity date
                                9/15/97, 5.75%                         51,224              49,922

Eaton Corp. Notes               $100,000 par value, maturity date
                                4/1/99, 6.375%                        100,040             102,176

Ford Motor Credit Co. Senior    $100,000 par value, maturity date
 Notes                          9/15/99, 6.375%                        99,082             101,694

Ford Motor Credit Co.           $100,000 par value, maturity date
 Notes                          1/15/99, 5.625%                       100,363              99,501

General Electric Capital Corp.  $100,000 par value, maturity date
 Notes                          1/15/98, 8%                           100,951             104,643

Heinz HJ Co. Notes              $100,000 par value, maturity date
                                9/15/97, 5.50%                        101,969              99,716

Heller Financial Inc. Notes     $100,000 par value, maturity date
                                12/15/98, 8%                           99,093             105,698

Hershey Foods Corp. Shelf 3     $200,000 par value, maturity date
 Notes                          10/01/05, 6.7%                        204,340             209,074

Hertz Corp. Senior Notes        $100,000 par value, maturity date
                                6/15/01, 7.375%                        99,426             105,726

Household Finance Corp.         $100,000 par value, maturity date
 Notes                          3/15/97, 7.5%                         102,157             102,249

Illinois Tool Works Inc.        $200,000 par value, maturity date
 Notes                          3/01/00, 5.875%                       197,042             200,780


                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995



                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------

CORPORATE OBLIGATIONS (CONTINUED)

Ingersoll Rand Co. Notes        $50,000 par value, maturity date
                                11/01/96, 8.25%                        51,731              50,928

International Business          $200,000 par value, maturity date
 Machines Corp. Notes           6/15/00, 6.375%                       200,473             204,940

International Lease Finance     $100,000 par value, maturity date
 Corp. Notes                    10/01/96, 7.9%                         99,590             101,663

International Paper Co.         $50,000 par value, maturity date
 Medium Term Notes              3/18/99, 7.8%                          50,000              53,124

McDonalds Corp. Shelf 21        $200,000 par value, maturity date
 Notes                          9/01/05, 6.625%                       203,666             205,740

Michigan Consolidated Gas       $100,000 par value, maturity date
 Co. Notes                      5/01/97, 6.25%                         99,250             100,692

Mobil Corporation Notes         $100,000 par value, maturity date
                                12/17/96, 6.5%                        101,813             100,870

Jenney J C Inc. Notes           $100,000 par value, maturity date
                                6/16/99, 6.875%                       100,963             103,648

PepsiCo Inc. Notes              $100,000 par value, maturity date
                                11/15/96, 7%                          101,475             101,175

PepsiCo Inc. Medium Term        $90,000 par value, maturity date
 Notes Book Entry Tranche       5/15/00, 6.8%
 #TR 00070                                                             91,161              93,550


                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------

CORPORATE OBLIGATIONS (CONTINUED)

Phillip Morris Co. Inc. Notes   $100,000 par value, maturity date
                                3/15/97, 7.5%                         102,250             101,900

Pitney Bowes Credit Corp.       $200,000 par value, maturity date
 Notes                          6/1/02, 6.625%                        203,460             208,220

Progressive Corp. Ohio Notes    $100,000 par value, maturity date
                                1/15/04, 6.6%                         100,801             101,398

Public Service Electric and     $100,000 par value, maturity date
 Gas Co. First and Ref. Mtg.    1/01/98, 6%                            99,650             100,606

Raytheon Co. Note               $200,000 par value, maturity date
                                7/15/05, 6.5%                         202,404             206,816

Reebok International Limited    $50,000 par value, maturity date
 Debentures                     9/15/05, 6.75%                         50,281              51,500

Rockwell International Corp.    $200,000 par value, maturity date
 Notes                          6/01/05, 6.625%                       204,480             207,064

Sara Lee Corp. Medium Term      $100,000 par value, maturity date
Notes                           1/13/97, 4.8%                         100,217              99,330

Shell Oil Co. Notes             $100,000 par value, maturity date
                                12/15/98, 6.95%                       100,580             103,595

Southern California Edison      $100,000 par value, maturity date
 Co. 1st Mortgage               7/15/97, 6.125%                       103,924             100,808


                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                Description of Investment,
                                Including Maturity Date,
Identity of Issue, Borrower,   Rate of Interest, Collateral,
Lessor or Similar Party         Par, or Maturity Value                  Cost          Current Value
- ----------------------------   -----------------------------          --------        -------------

CORPORATE OBLIGATIONS (CONTINUED)


Southwestern Bell Telephone     $100,000 par value, maturity date
 Co. Note                       6/01/96, 8.3%                         102,123             101,062

Supervalue Inc. Notes           $100,000 par value, maturity date
                                7/15/99, 7.25%                        100,029             104,706

Transamerica Financial Corp.    $100,000 par value, maturity date
 Senior Notes                   8/15/97, 6.75%                        100,000             101,648

Upjohn Co. Medium Term          $100,000 par value, maturity date
 Notes #TR 00021                3/11/98, 5.32%                        100,470              99,535

USL Capital Corp. Senior        $150,000 par value, maturity date
Notes                           2/15/00, 8.125%                       151,718             161,817

U.S. Life Corp. Notes           $100,000 par value, maturity date
                                1/15/98, 6.75%                         99,395             101,878

Union Pacific Corp. Notes       $150,000 par value, maturity date
                                5/15/01, 7.375%                       153,012             159,524

WMX Technologies Inc.           $100,000 par value, maturity date
 Notes                          11/15/99, 8.25%                       102,478             108,556

Walmart Stores Inc. Notes       $100,000 par value, maturity date
                                9/15/97, 5.5%                         102,112              99,956

Warner Lambert Co. Notes        $100,000 par value, maturity date
                                9/01/98, 8%                           101,257             105,608

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                                      Description of Investment,
                                                             Including
                                                       Maturity Date, Rate of
          Identity of Issue, Borrower,                  Interest, Collateral,
             Lessor or Similar Party                   Par, or Maturity Value         Cost       Current Value
 --------------------------------------------------  ---------------------------  ------------  ---------------
 COMMON STOCKS

  ALCO Standard Corp.                                       1,700 shares             78,183           77,563
  Allegheny Power System Inc.                               4,600 shares            110,393          131,675
  American Electric Power Co.                               4,200 shares            138,632          170,100
  American Stores Co. Del. Com New                          4,000 shares            111,571          107,000
  Arrow Electronics Inc. NY                                 2,100 shares            102,486           90,300
  Avnet Inc. NY                                             1,500 shares             68,577           67,125
  Bear Stearns Cos Inc.                                     4,000 shares             81,524           79,500
  Bergen Brunswig Corp NJ Class A                           2,900 shares             73,355           72,138
  CIPSCO Inc.                                               2,200 shares             64,416           85,800
  CMS Energy Corp.                                          2,600 shares             64,498           77,675
  Cardinal Health Inc. Ohio                                 4,300 shares            198,632          235,425
  Central & South West Corp Del                             5,500 shares            140,757          153,313
  Coastal Corp Del                                          5,000 shares            157,857          185,000
  Columbia Gas System Inc. Del                              2,000 shares             77,241           87,750
  Conagra Inc. Del                                          4,000 shares            127,200          165,000
  Cummins Engine Co Inc. Individual                         7,700 shares            318,183          284,900
  Detroit Edison Co                                         4,700 shares            139,457          162,150
  Digital Equipment Corp                                    3,900 shares            153,262          250,088
  Eckard Corp. Florida                                      1,900 shares             56,839           84,788
  F P L Group Inc.                                          5,000 shares            189,282          231,875
  Federal Express Corp Del                                  2,000 shares            159,021          147,750
  Fingerhut Cos. Inc.                                       7,200 shares            143,558           99,900
  Fluor Corp Del                                            2,000 shares            130,100          132,000
  Gateway 2000 Inc. SD                                      5,000 shares            127,986          122,500
  Giant Food Inc. Del Class A                               2,500 shares             70,463           78,750

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995

                                                     Description of Investment,
                                                             Including
                                                       Maturity Date, Rate of
           Identity of Issue, Borrower,                 Interest, Collateral,
              Lessor or Similar Party                  Par, or Maturity Value            Cost          Current Value
- -------------------------------------------------  ------------------------------  ----------------  -----------------
  COMMON STOCKS (CONTINUED)

  Great Western Financial Corp. Del Cap                     3,100 shares                80,120             78,663
  Honda Motor Co Ltd Japan New Adr Amern Shares
   par value 50 yen
                                                            2,200 shares                80,986             91,850
  IBP Inc. Del                                              2,300 shares                69,759            116,150
  Illinova Corp. Ill                                        5,900 shares               133,930            177,000
  Johnson Controls Inc. Wisc                                1,800 shares               112,384            123,750
  KLM Royal Dutch Airline NY Reg PV 100 Guilders            2,200 shares                76,300             77,550
  Kerr-McGee Corp. Del                                      1,300 shares                62,478             82,550
  Kroger Co. Ohio                                           7,500 shares               188,361            280,313
  National City Corp. Del                                   2,500 shares                81,265             82,813
  Ohio Edison Co Ohio                                       12,000 shares              245,997            282,000
  Pacific Gas & Electric Co Cal                             5,400 shares               159,495            153,225
  Philips Electronics NV Netherlands NY SHS
   Guilders .10                                             1,500 shares                44,505             53,813
  Pinnacle West Capital Corp                                9,000 shares               192,521            258,750

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                                      Description of Investment,
                                                             Including
                                                       Maturity Date, Rate of
           Identity of Issue, Borrower,                Interest, Collateral,
              Lessor or Similar Party                  Par, or Maturity Value         Cost                Current Value
- -------------------------------------------------  ---------------------------  ----------------  ----------------------------
  COMMON STOCKS (CONTINUED)

  Polaroid Corp Del                                         2,000 shares             62,120                   94,750
  Price/Costco Inc.                                         2,300 shares             33,524                   35,075
  Public Service Co of Colorado                             2,500 shares             80,438                   88,438
  Rykoff Sexton Inc. Del                                    1,600 shares             38,910                   28,000
  Scecorp Calif                                             5,700 shares             98,744                  100,463
  SCI Systems Inc. Del                                      2,400 shares             47,700                   74,400
  Safeway Inc. Del New                                      5,100 shares            169,882                  262,650
  Southtrust Corp Del                                       3,100 shares             79,825                   79,438
  Super Valu Inc. Effective 6/30/92                         5,200 shares            158,454                  163,800
  Sysco Corp Del                                            8,000 shares            228,643                  260,000
  UAL Corp Illinois                                           400 shares             73,962                   71,400
  USX-Marathon Group                                        3,100 shares             58,280                   60,450
  U S F & G Corp MD                                         4,700 shares             81,310                   79,313
  Unicom Corp                                               3,900 shares            103,663                  127,725
  Union Carbide Corp NY                                     2,100 shares             80,617                   78,750
  United Technologies Corp                                  3,500 shares            297,269                  332,063
  Universal Corp Virginia                                   3,500 shares             74,809                   85,313
  Vons Companies Inc. Mich                                  3,500 shares             67,550                   98,875
  Walgreen Co Ill                                           6,100 shares            148,169                  182,238

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

            ITEM 27a-Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                                                     Description of Investment,
                                                             Including
                                                       Maturity Date, Rate of
           Identity of Issue, Borrower,                Interest, Collateral,
              Lessor or Similar Party                  Par, or Maturity Value           Cost          Current Value
- --------------------------------------------------  ---------------------------  ----------------  -------------------
 COMMON STOCKS (CONTINUED)

 Washington Mutual Inc.                                         2,900 shares            83,021            83,738
 Western Resources Inc.                                         2,100 shares            66,365            70,088
 Winn Dixie Stores Inc. Florida                                 4,600 shares           123,763           169,625

 COLLECTIVE FUNDS

 American Express Trust Managed Stable
  Capital Income Fund                                                               37,782,037        40,086,737
 *Mellon Employee Benefit Daily Opening Stock
  Index Fund                                                  153,618 shares        18,334,108        23,282,121

 REGISTERED INVESTMENT COMPANIES

 Eclipse Financial Asset Trust Equity
  Fund                                                        115,445 shares         1,374,274         1,565,434

 EMPLOYER SECURITIES

 *Fisher Scientific Intl. Inc. PA                             112,384 shares         3,318,769         3,750,816


 LOANS TO PARTICIPANTS                              Rate of 6 to 9.75%, maturing
                                                    1/31/96 to 12/31/00              1,884,281         1,884,281


* Party-in-interest

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

      ITEM 27a-Schedule of Assets Held for Investment Purposes Which Were Both Acquired and Disposed of Within the Plan Year

                                December 31, 1995

                                                      Description of Investment,
                                                              Including
                                                       Maturity Date, Rate of
           Identity of Issue, Borrower,                 Interest, Collateral,          Cost of         Proceeds of
              Lessor or Similar Party                   Par, or Maturity Value       Acquisitions     Dispositions
- ---------------------------------------------------  ----------------------------  ---------------  ---------------
 Advanced Micro Devices Inc. rights
  to purchase                                                   2,500                                        25

 ITT Corp. NT DTD 1/16/92                                      50,000                   49,399           50,734

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                 EIN: 02-0451017
                                  PLAN NO: 048

                  ITEM 27d-Schedule of Reportable Transactions

                          Year ended December 31, 1995

                                                                              EXPENSE                 CURRENT VALUE
                                                                              INCURRED                 OF ASSET ON
    IDENTITY OF                                      PURCHASE    SELLING        WITH         COST      TRANSACTION      NET GAIN
   PARTY INVOLVED           DESCRIPTION OF ASSET      PRICE       PRICE     TRANSACTION    OF ASSET        DATE         OR (LOSS)
- -------------------      ------------------------   ----------  ---------  -------------  ----------  -------------  -------------
 Series of Transactions

 Mellon Bank, N.A.        Mellon Employee Benefit
                           Temporary Investment
                            Fund:
                              Sales                            $20,273,838                $20,273,838  $20,273,838
                              Purchases            $19,588,557                             19,588,557   19,588,557

 American Express         American Express Trust
                           Managed Stable Capital
                            Income Fund:
                              Sales                              3,533,173                  3,482,900    3,533,173         50,273
                              Purchases              3,467,292                              3,467,292    3,467,292

 Mellon Bank, N.A.        Mellon Employee Benefit
                           Daily Opening Stock
                            Index Fund:
                              Sales                              1,066,490                    944,008    1,066,490        122,482
                              Purchases              3,832,158                              3,832,158    3,832,158